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As filed with the Securities and Exchange Commission on February 16, 2006

Registration No. 333-128438

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

WEST PHARMACEUTICAL SERVICES, INC.
(Exact Name Of Registrant As Specified In Its Charter)

PENNSYLVANIA	23-1210010
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 GORDON DRIVE
LIONVILLE, PA 19341
(610) 594-2900
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

JOHN R. GAILEY III, ESQ.
VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
WEST PHARMACEUTICAL SERVICES, INC.
101 GORDON DRIVE
LIONVILLE, PA 19341
(610) 594-2900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copy to:
 THOMAS A. KENNEDY, ESQ.
PEPPER HAMILTON LLP
400 BERWYN PARK
899 CASSATT ROAD
BERWYN, PA 19312
(610) 640-7800

        Approximate date of commencement of proposed sale to the public:    As soon as possible after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated February 16, 2006

PROSPECTUS

128,547 SHARES

WEST PHARMACEUTICAL SERVICES, INC.

COMMON STOCK

        This prospectus relates to up to 128,547 shares of our common stock that may be offered for sale or otherwise transferred from time to time by Freddy Zinger, Jacob Weiser, or Moshe Barkan (the selling shareholders), or their respective donees, pledgees, transferees, assignees or other successors-in-interest, as described more fully in this prospectus under the heading "Selling Shareholders" on page 9. The shares of our common stock covered by this prospectus were acquired by the selling shareholders pursuant to a Share and Interest Purchase Agreement dated July 5, 2005 in connection with our acquisition of 90% of the outstanding capital stock of each of Medimop Medical Project, Ltd. and Medimop USA LLC.

        We will not receive any proceeds from the sale of shares of our common stock by the selling shareholders. We are paying the expenses of this offering.

        The primary market for our common stock is the New York Stock Exchange, where it trades under the symbol "WST." On February 15, 2006, the last reported sale price of our common stock on the New York Stock Exchange was $30.69 per share.

        Investing in our common stock involves risks. You should carefully consider the "RISK FACTORS" beginning on page 5 of this prospectus before buying shares of our common stock.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2006

TABLE OF CONTENTS

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS	1
WHO WE ARE	3
RISK FACTORS	5
USE OF PROCEEDS	9
SELLING SHAREHOLDERS	9
PLAN OF DISTRIBUTION	10
LEGAL MATTERS	12
EXPERTS	12
WHERE YOU CAN FIND MORE INFORMATION	12
INCORPORATION BY REFERENCE	13
TRANSFER AGENT	14

        You should rely only on the information provided in or incorporated by reference into this prospectus. We have not, and the selling shareholders have not, authorized any other person to provide you with different information. This prospectus is not an offer to sell or a solicitation of an offer to buy shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus is complete and accurate only as of the date on the front cover regardless of the time of delivery of this prospectus or of any sale of the shares. Our business, financial condition, results of operations and prospects may have changed since that date.

i

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        Certain information contained in this prospectus and the documents incorporated by reference herein should be considered "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use words such as "estimate," "expect," "intend," "believe," "plan," "anticipate" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or condition. In particular, these include statements concerning future actions, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings and financial results.

        Because actual results are affected by risks and uncertainties, we caution investors that actual results may differ materially from those expressed or implied in any forward-looking statement.

        We cannot predict or identify all such risks and uncertainties, but factors that could cause the actual results to differ materially from expected and historical results include the following:

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  sales demand;

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  timing and commercial success of customers' products incorporating our products and services, including specifically, the Exubera® inhaled-insulin device;

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  changes in medical and pharmaceutical technologies that alter the demand for injectable drug products;

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  our ability to pass raw-material cost increases on to customers through price increases;

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  regulatory changes affecting the marketing, use or competitiveness of our products or our customers' products, the use and availability of raw materials used in our products, or the operation of our facilities;

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  maintaining or improving production efficiencies and overhead absorption;

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  competition from other providers;

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  our ability to develop and market value-added products;

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  the successful integration of acquired businesses;

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  average profitability, or mix, of products sold in a reporting period;

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  financial performance of unconsolidated affiliates;

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  potential impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003;

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  strength of the U.S. dollar in relation to other currencies, particularly the Euro, UK Pound, Danish Krone, Japanese Yen and Singapore Dollar;

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  inflation;

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  U.S. and international interest rates and the availability of debt financing;

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  returns on pension assets in relation to the expected returns used in preparing our financial statements;

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  raw-material price escalation, particularly petroleum-based raw materials and energy costs;

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  disruption in the supply of raw materials, particularly petroleum based raw materials, the production of which has been affected by hurricane damage in the U.S. Gulf Coast region in 2005;

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  exposure to product quality and safety claims; and

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  availability and pricing of materials that may be affected by vendor concerns with exposure to product-related liability.

        These factors, and other factors set forth in the cautionary statements included in the section titled "RISK FACTORS" in this prospectus could cause our actual results to differ materially from the results expressed in, or implied by, this prospectus and the documents incorporated by reference herein. There can be no assurance that any of the events or conditions described in the forward looking statements contained in this prospectus and the documents incorporated by reference herein will occur in the timeframe expected by us, or at all. The forward-looking statements contained in this prospectus and the documents incorporated by reference herein may become outdated over time. We do not assume any responsibility for updating any forward-looking statements.

WHO WE ARE

Our Business

        We have two reportable segments: Pharmaceutical Systems and Tech Group. Our Pharmaceutical Systems segment designs, manufactures and distributes a variety of elastomer and metal components used in parenteral drug delivery for the branded pharmaceutical, generic and biopharmaceutical industries and is the world's largest, independent manufacturer of pharmaceutical packaging components (stoppers, plungers and seals). Our Tech Group segment offers contract-manufacturing services that require precision plastic injection-molding, assembly and manufacturing.

Pharmaceutical Systems

        The Pharmaceutical Systems segment consists of two operating segments (the Americas and Europe/Asia), which are aggregated for reporting purposes because they produce and sell a similar range of products in their respective geographic regions. Our Pharmaceutical Systems business is composed of the following product lines:

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  Elastomeric stoppers and discs, which serve as primary closures for pharmaceutical vials.

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  Secondary closures for pharmaceutical vials, called Flip-Off® aluminum seals, consisting of an aluminum seal and removable plastic button, and in some applications, just an aluminum seal.

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  Elastomeric syringe plungers, stoppers for blood collection systems and flashback bulbs and sleeve stoppers for intravenous dispensing systems.

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  Elastomer and co-molded elastomer/plastic components for infusion (IV) sets.

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  Dropper bulbs—including tamper-evident droppers—for applications such as eye, ear and nasal drops, diagnostic products and dispensing systems.

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  Needle shields and tip caps to fit most standard prefilled syringes and combination seals for dental cartridges and pens.

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  Baby bottle nipple and pacifier bulbs from a variety of elastomeric formulations.

        Our elastomeric components are offered in a variety of standard and customer-specific configurations and formulations. These components are available with advanced coatings and barrier films that enhance their performance. These include FluroTec®, Teflon® and B2-Coating. (Teflon® is a registered trademark of E.I. DuPont de Nemours and Company). FluroTec® is a fluoropolymer film applied to rubber stoppers and plungers to prevent the migration of rubber constituents into the drug formulation and to prevent the absorption of drug constituents into the rubber stopper resulting in additional protection of the shelf life of packaged drugs. Teflon®is a flourinated ethyllene-propylene film applied to serum closures and plungers to improve compatibility between the closure and the drug. B2-Coating technology applies a coating to the surface of rubber stoppers and plungers to improve surface lubricity and reducing friction on the packaging components as they pass through drug manufacturers' filling lines, leading to significant improvements to the manufacturers' production process without the use of silicon oil. Silicon oil is commonly used to improve handling of elastomer components but can have negative residual effects on drug products that come into contact with silicon-lubricated components.

        In addition to the coating technologies, we offer a post-manufacturing process called Westar® RS (ready to sterilize), a documented and fully validated procedure for washing and siliconizing stoppers and syringe components to remove biological materials and endotoxins prior to sterilization. The Westar® process increases the overall efficiency of injectible drug production by centralizing processing and eliminating steps otherwise required in each of our customers' manufacturing processes.

        Our Flip-Off® secondary closures are tamper-evident sterilizable seals, consisting of a metal overseal and a molded plastic cap that is removed in order to permit access to the drug-vial contents. These are sold in a wide range of sizes and color combinations to meet customers' needs for product identification and differentiation. In 2004, we introduced seals with a smooth-top surface for printing or embossing cautionary statements, usage or dosage instructions, manufacturer or product names. In 2005, we introduced anti-counterfeiting technologies that include the use of spectroscopic inks for covert product protection—allowing customers to incorporate price codes or product lot numbers visible only under ultra-violet lights.

        The latest technology, currently in development with two manufacturers, incorporates a radio-frequency identification chip within the molded cap. The chip can include product information and manufacturer information that is readable and easy to update, enabling product tracking through the manufacturers' supply chain.

        Many injectable drug products, including the majority of recently introduced biotechnology products, are produced as freeze-dried powders in order to preserve product efficacy during shipment and storage. In addition to employing specialized packaging components that we manufacture, these products must be reconstituted, typically by diluting the powder with sterile water or other diluent, at the point of use. We began offering a product to aid in reconstitution with our Clip'n'Ject® product, an in-licensed, proprietary, single-use drug reconstitution system that is currently in use on Trelstar, a LHRH agonist used for the treatment of advanced prostate cancer, manufactured and marketed by Watson Pharmaceuticals, Inc. Our acquisition of a 90% interest in Medimop Medical Projects, Ltd. and its U.S. affiliate (Medimop) expanded our product offerings in this area. Medimop designs, develops and manufactures transfer, mixing and administration systems for injectable pharmaceuticals.

        As an adjunct to our Pharmaceutical Systems products, we offer contract analytical laboratory services for testing and evaluating primary drug packaging components and their compatibility with the contained drug formulation specializing in extractables and leachables testing for customers on a contract basis. Our analytical laboratories also provide specialized testing for drug delivery systems and container closure components.

Tech Group

        Our Tech Group segment consists of the acquired businesses of the Tech Group, Inc., or TGI, and our previously existing Device Group operations.

        Our Tech Group segment offers contract-manufacturing services that require precision plastic injection-molding and assembly. This segment also offers expertise in product design, including in-house mold design and construction, a quick-response center for developmental and prototype tooling and high-speed automated assembly solutions. Technologies employed in the manufacture of many of our Tech Group products include multi-material molding, in-mold labeling, spin-and ultrasonic-welding and automated multi-component assembly processes.

        In the medical, pharmaceutical, diagnostic and healthcare markets, products and projects include design and manufacturing of unique components for surgical, ophthalmic, diagnostic and drug delivery systems, such as contact lens storage kits, pill dispensers, safety needle syringes, disposable blood collection systems and components and systems associated with drug inhalation devices.

        In the consumer products and personal care markets, Tech Group products include the following:

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  Child-resistant and tamper-evident closures and dispensers for personal care products.

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  Spout-Pak® components used to seal beverage containers (Spout-Pak® is a registered trademark of International Paper).

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  Multi-piece components for consumer technology products.

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  Unique pens and marking systems.

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  Small-scale fan/motor assemblies.

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  Laundry and home-care system components.

Corporate Information

        We are a Pennsylvania corporation and our common stock trades on the New York Stock Exchange under the symbol "WST." Our principal executive offices are located at 101 Gordon Drive, Lionville, Pennsylvania 19341, and our telephone number at that address is (610) 594-2900. We maintain a web site at www.westpharma.com. Information contained on, or that may be accessed through, our website is not a part of this prospectus.

RISK FACTORS

        You should carefully consider the risk factors described below and all other information contained or incorporated by reference in this prospectus before you decide to invest in our common stock. If any of the following risk factors, as well as other risks and uncertainties that are not currently known to us or that we currently believe are not material, actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose part or all of your investment.

Risks Related to Our Business

Our sales and profitability depend to a large extent on the sale of drug products delivered by injection. If the products developed by our customers in the future use another delivery system, our sales and profitability could suffer.

        Our business depends to a substantial extent on customers' continued sales and development of products that are delivered by injection. Our customers also develop products that use other delivery means, including oral and trans-mucosal. If our customers fail to continue to sell, develop and deploy new injectable products or we are unable to develop new products that assist in the delivery of drugs by alternative methods, our sales and profitability may suffer.

If we are unable to provide comparative value advantages, timely fulfillment of customer orders, or resist pricing pressure, we will have to reduce our prices, which may negatively impact our profit margins.

        We compete with several companies across our major product lines. Because of the special nature of these products, competition is based primarily on product design and performance, although total cost is becoming increasingly important as pharmaceutical companies continue with aggressive cost control programs across their entire operations. Competitors often compete on the basis of price. We differentiate ourselves from our competition as a "full-service value-added" supplier that is able to provide pre-sale compatibility studies and other services and sophisticated post-sale technical support on a global basis. However, we face continued pricing pressure from our customers and competitors. If we are unable to resist or to offset the effects of continued pricing pressure through our value-added services, improved operating efficiencies and reduced expenditures, or if we have to reduce our prices, our sales and profitability may suffer.

We have significant indebtedness and debt service payments which could negatively impact our liquidity.

        We owe substantial debts and have to commit significant cash flow to debt service requirements.

        The level of our indebtedness, among other things, could:

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  make it difficult for us to obtain any necessary future financing for working capital, capital expenditures, debt service requirements or other purposes;

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  limit our flexibility in planning for, or reacting to changes in, our business; and

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  make our financial results and share value more vulnerable in the event of a downturn in our business.

        Our ability to meet our debt service obligations and to reduce our total indebtedness depends on the results of our product development efforts, our future operating performance, our ability to generate cash flow from the sale of our products and on general economic, financial, competitive, legislative, regulatory and other factors affecting our operations. Many of these factors are beyond our control and our future operating performance could be adversely affected by some or all of these factors.

        If we incur new indebtedness in the future, the related risks that we now face could intensify. Whether we are able to make required payments on our outstanding indebtedness and to satisfy any other future debt obligations will depend on our future operating performance and our ability to obtain additional debt or equity financing.

We may experience difficulties integrating the recently acquired operations of TGI and Medimop and we may incur costs relating to acquisitions that are not anticipated.

        Our success in integrating the newly acquired TGI and Medimop businesses will depend upon our ability to retain key personnel, avoid diversion of management's attention from operational matters, integrate general and administrative services and key information processing systems and, where necessary, requalify on customer programs. Integration of the acquired operations may take longer, or be more costly or disruptive to our business, than originally anticipated.

        The sellers of these businesses have agreed to indemnify us against certain liabilities connected with their business that may arise in the future. Because these indemnities are limited in scope and time, we may incur liabilities that are not reimbursable under the indemnities.

We are subject to regulation by governments around the world, and if these regulations are not complied with, existing and future operations may be curtailed, and could be subject to liability.

        The design, development, manufacturing, marketing and labelling of certain of our products and our customers' products that incorporate our products are subject to regulation by governmental authorities in the United States, Europe and other countries, including the Food and Drug Administration, known as the FDA, and the European Medicines Agency. The regulatory process can result in required modification or withdrawal of existing products and a substantial delay in the introduction of new products. Also, it is possible that regulatory approval may not be obtained for a new product. In addition, our analytical laboratory performs certain contract services for drug manufacturers and is subject to the FDA's current good manufacturing practices regulations. We must also register as a contract laboratory with the FDA and are subject to periodic inspections by the FDA. The Drug Enforcement Administration has licensed our contract analytical laboratories to handle and store controlled substances.

        Failure to comply with applicable regulatory requirements can result in actions that could adversely affect our business and financial performance.

Our business may be adversely affected by changes in the regulation of drug products and devices.

        An effect of the governmental regulation of our customers' drug products, devices, and manufacturing processes is that compliance with regulations makes it costly and time consuming for customers to substitute or replace components and devices produced by one supplier with those from another. In general terms, regulation of our customers' products that incorporate our components and devices has increased over time. However, if the applicable regulations were to be modified in a way that reduced the cost and time involved for customers to substitute one supplier's components or devices for those made by another, it is likely that the competitive pressure on us would increase and adversely affect our sales and profitability.

Our business may be adversely affected by risks typically encountered in international operations and fluctuations in currency exchange rates.

        We conduct business in most of the major pharmaceutical markets in the world. Sales outside the U.S. account for approximately 50% of consolidated net sales. Although the general business process is similar to the domestic business, international operations are exposed to additional risks, including the following: fluctuations in currency exchange rates; transportation delays and interruptions; political and economic instability and disruptions, especially in Latin and South America and Israel; the imposition of duties and tariffs; import and export controls; the risks of divergent business expectations or cultural incompatibility inherent in establishing and maintaining operations in foreign countries; difficulties in staffing and managing multi-national operations; limitations on our ability to enforce legal rights and remedies; and potentially adverse tax consequences.

        Any of these events could have an adverse effect on our international operations in the future by reducing the demand for our products, decreasing the prices at which we can sell our products or otherwise having an adverse effect on our business, financial condition or results of operations. In addition, we may not be able to operate in compliance with foreign laws and regulations, or comply with applicable customs, currency exchange control regulations, transfer pricing regulations or any other laws or regulations to which we may be subject, in the event that these laws or regulations change.

Raw material prices have a significant impact on our profitability. If raw material prices increase, and we cannot pass those price increases on to our customers, our profitability and financial condition may suffer.

        We use three basic categories of raw materials in the manufacture of our products: elastomers, aluminum and plastic. If we are unable to pass along increased raw material prices to our customers, our profitability, and thus our financial condition, may be adversely affected. The cost of these raw materials has a significant impact on our profitability. The prices of many of these raw materials are cyclical and volatile. For example, the prices of certain commodities, particularly petroleum-based raw materials, have rapidly increased in the recent past, increasing the cost of synthetic elastomers and plastic. Supply and demand factors, which are beyond our control, generally affect the price of our raw materials. While we generally attempt to pass along increased raw material prices to our customers in the form of price increases, historically there has been a time delay between increased raw material prices and our ability to increase the prices of our products. Additionally, we may not be able to increase the prices of our products due to pricing pressure and other factors.

Disruptions in the supply of key raw materials and difficulties in the supplier qualification process, could adversely impact our operations.

        We pursue a supply chain management strategy in our reporting segments, which involves purchasing from integrated suppliers that control their own sources of supply. This strategy has reduced the number of raw material suppliers used by us. In most cases, we will purchase raw materials from a single source to assure quality and reduce costs. Due to regulatory control over our production processes, and the cost and time involved in qualifying suppliers, we rely on single source suppliers for many critical raw materials. This strategy increases the risks that our supply lines may be interrupted in the event of a supplier production problem. These risks are managed, where possible, by selecting suppliers with multiple manufacturing sites, rigid quality control systems, surplus inventory levels and other methods of maintaining supply in the case of interruption in production.

        However, should one of our suppliers be unable to supply materials needed for our products or should our strategies for managing these risks be unsuccessful, we may be unable to complete the process of qualifying new replacement materials for some programs to be qualified in time to meet future production needs.

        Prolonged disruptions in the supply of any of our key raw materials, difficulty completing qualification of new sources of supply, implementing use of replacement materials or new sources of supply could have a material adverse effect on our operating results, financial condition or cash flows.

The release or explosion of dangerous materials used in our business could disrupt our operations and cause us to incur additional costs and liability.

        The operations of our business involve the handling and production of potentially explosive materials and other dangerous chemicals. Despite our use of specialized facilities to handle dangerous materials and appropriate employee training programs, the handling and production of hazardous materials could result in incidents that temporarily shut down or otherwise disrupt our manufacturing and could cause production delays. It is possible that a release of these chemicals or an explosion could result in death or significant injuries to employees and others. Material property damage to us and third parties could also occur. Any release or explosion could expose us to adverse publicity or liability for damages or cause production delays, any of which could have a material adverse effect on our reputation and profitability.

A loss of key personnel or highly skilled employees could disrupt our operations.

        Our executive officers are critical to the management and direction of our businesses. Our future success depends, in large part, on our ability to retain these officers and other capable management personnel. With the exception of our Chief Executive Officer, in general, we do not enter into employment agreements with our executive officers. We have entered into severance agreements with several of our officers that allow those officers to terminate their employment under particular circumstances, such as a change of control affecting our company. Although we believe that we will be able to attract and retain talented personnel and replace key personnel should the need arise, our inability to do so could disrupt the operations of the unit affected or our overall operations. In addition, because of the complex nature of many of our products and programs, we are generally dependent on an educated and highly skilled engineering staff and workforce. Our operations could be disrupted by a shortage of available skilled employees.

Risks Related to Our Common Stock

Future sales of our common stock in the public market could lower the market price for our common stock and could have dilutive effects on your ownership of our common stock.

        We may, in the future, sell additional shares of our common stock to raise capital or to finance future acquisitions. We also have a substantial number of shares of our common stock reserved for issuance pursuant to stock options and other forms of equity-based incentive compensation. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance of substantial amounts of common stock, or the perception that such issuances may occur, could adversely affect the market price for our common stock and have a dilutive effect on your ownership of our common stock.

Our charter and Pennsylvania law could delay or prevent a change in control that you may favor.

        The terms of some of the anti-takeover provisions in our amended articles of incorporation and provisions of Pennsylvania corporate law could delay or prevent a change in control that you may favor or may impede the ability of the holders of our common stock to change our management.

        In particular, the provisions of our amended articles of incorporation divide our Board of Directors into three classes, with members of each class to be elected for staggered three-year terms. In addition, the Pennsylvania Business Corporation Law (or PBCL) contains provisions designed to protect the company and its shareholders from certain takeover transactions. Specifically, sections of the PBCL prohibit a person that acquires beneficial ownership of 20% or more of the voting power of a publicly held Pennsylvania corporation (such as us), a so-called "interested shareholder," from engaging in a business combination transaction with such a corporation, except in certain circumstances.

Volatility in the market price of our common stock could result in a lower trading price than your purchase price.

        The market price of our common stock has historically fluctuated over a wide range. In addition, the stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock may continue to fluctuate in the future and may be affected adversely by factors such as actual or anticipated fluctuations in our operating results, acquisition activity, the impact of international markets, changes in financial estimates by securities analysts, general market conditions, rumors and other factors.

USE OF PROCEEDS

        All of the shares of our common stock offered by this prospectus will be sold by the selling shareholders. As a result, we will not receive any of the proceeds from the sale of these shares.

SELLING SHAREHOLDERS

        We are registering for resale shares of our common stock held by the security holders identified below. The selling shareholders acquired the shares from us pursuant to a Share and Interest Purchase Agreement dated July 5, 2005 in connection with our acquisition of 90% of the outstanding capital stock of each of Medimop Medical Projects, Ltd. and Medimop USA LLC. The registration of the offer of shares of our common stock by the selling shareholders is required under the terms of a registration rights agreement dated as of August 2, 2005 between us and the selling shareholders. We are required to keep the registration statement effective until such time as the shares have been sold by the selling shareholders or when all of the shares may be sold by the selling shareholders without restriction under Rule 144(k) under the Securities Act of 1933.

        We are registering the shares to permit the selling shareholders and their respective pledgees, donees, transferees and other successors-in-interest that receive their shares from a stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate. The following table sets forth:

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  the name of the selling shareholders,

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  the number and percent of shares of our common stock that the selling shareholders beneficially owned prior to the offering for resale of the shares under this prospectus,

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  the number of shares of our common stock that may be offered for resale for the account of the selling shareholders under this prospectus, and

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  the number and percent of shares of our common stock to be beneficially owned by the selling shareholders after the offering of the resale shares (assuming all of the offered shares are sold by the selling shareholders).

        The number of shares in the column "Number of Shares Being Offered" represents all of the shares that each selling shareholder may offer under this prospectus. We do not know how long the selling shareholders will hold the shares before selling them or how many shares they will sell and we currently have no agreements, arrangements or understandings with any of the selling shareholders regarding the sale of any of the shares other than the registration rights agreement. The shares offered by this prospectus may be offered from time to time by the selling shareholders listed below.

        This table is prepared solely based on our own records and information supplied to us by the listed selling shareholders, any Schedules 13D or 13G and Forms 3 and 4, and other public documents filed with the Securities and Exchange Commission (SEC), and assumes the sale of all of the shares. The applicable percentages of beneficial ownership are based on an aggregate of 32,104,840 shares of our common stock issued and outstanding on February 10, 2006, adjusted as may be required by rules promulgated by the SEC.

	Shares Beneficially Owned Prior to Offering			Shares Beneficially Owned After Offering
			Number of Shares Being Offered
Selling Shareholders
	Number	Percent		Number	Percent
Freddy Zinger(1)	107,337	*	107,337	0	—
Jacob Weiser(2)	12,855	*	12,855	0	—
Moshe Barkan(3)	8,355	*	8,355	0	—

*
Less than 1%

(1)
Mr. Zinger is currently employed by us as General Manager of our reconstitution and transfer device business, as an employee of Medimop Medical Projects Ltd.

(2)
Mr. Weiser is currently employed by us as General Manager of Medimop Medical Projects Ltd.

(3)
Mr. Barkan is currently employed by us as Director of Business Development—Reconstitution Products.

        Future sales of our common stock may, if required, be accompanied by a supplement to this prospectus setting forth the name of the selling shareholder using that prospectus supplement, the number of shares being sold and a supplemental plan of distribution describing the specific manner of sale of those shares.

PLAN OF DISTRIBUTION

        The common stock being offered by the selling shareholders, or by their respective pledgees, donees, distributees, transferees, or other successors in interest, will be sold in one or more transactions by the following means of distribution (or any combination thereof):

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  block trades (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction.

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  purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.

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  exchange distributions and/or secondary distributions in accordance with the rules of the NYSE.

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  ordinary brokerage transactions and transactions in which the broker solicits purchasers.

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  sales in the over-the-counter market.

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  through short sales of common stock.

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  through the writing of options on common stock.

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  distributions to beneficiaries.

  •
  privately negotiated transactions.

        The selling shareholders may from time to time deliver all or a portion of the shares of common stock offered hereby to cover a short sale or sales or upon the exercise, settlement or closing of a call equivalent position or a put equivalent position.

        The sale price to the public may be the market price prevailing at the time of sale, a price related to the prevailing market price or at any other price as a selling shareholder determines from time to time. A selling shareholder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of common stock if they deem the purchase price to be unsatisfactory at any particular time.

        A selling shareholder may also sell the common stock directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such market makers and broker-dealers may receive compensation in the form of discounts, concessions, or commissions from a selling shareholder and/or the purchasers of common stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Market makers and block purchasers purchasing the common stock will do so for their own account and at their own risk. It is possible that a selling shareholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. In addition, a selling shareholder or his successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of common stock in the course of hedging the positions they assume with a selling stockholder.

        A selling shareholder may pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as a selling shareholder under this prospectus. A selling shareholder also may transfer and donate the common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. Shares of common stock that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

        There can be no assurance that all or any of the common stock offered hereby will be sold by the selling shareholders.

        A selling shareholder and any broker-dealers that act in connection with the sale of common stock might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the common stock sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. Because a selling shareholder may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, a selling shareholder will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NYSE pursuant to Rule 153 under the Securities Act. We have informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act, may apply to their sales in the market. The registration of the common stock under the Securities Act shall not be deemed an admission by a selling shareholder or us that a selling shareholder is an underwriter for purposes of the Securities Act of any common stock offered pursuant to this prospectus. In addition, under the securities laws of some states, the shares of common stock may be sold in these states only through registered or licensed brokers or dealers.

        Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of the shares of common stock offered by this prospectus may not simultaneously engage in market making activities with respect to the common stock during any applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, a selling shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Rules 101, 102, 103 and 104, which provisions may limit the timing of purchases and sales of common stock by a selling shareholder.

LEGAL MATTERS

        The validity of the shares of our common stock offered by this prospectus will be passed upon for us by John R. Gailey III. Mr. Gailey is one of our full-time employees, holding the title of Vice President, General Counsel and Secretary. As of February 10, 2006, Mr. Gailey beneficially owned 32,809 shares of our common stock and had options to acquire an additional 118,400 shares of our common stock.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2004, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The financial statements of The Tech Group, Inc. as of and for the year ended June 26, 2004 appearing in West Pharmaceutical Services, Inc.'s Current Reports on Form 8-K originally filed with the SEC on May 23, 2005, and the amendments thereto filed with the SEC on August 3, 2005 and September 7, 2005, have been audited by Henry and Horne, LLP, independent public accountants, as set forth in its report included therein and incorporated herein by reference. The Tech Group, Inc. financial statements are incorporated herein by reference in reliance upon such report given the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        Because we are subject to the informational requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy such reports, proxy statements and other information at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, NE, Washington, D.C. 20549. You also may obtain copies of these materials at prescribed rates from the public reference section of the SEC at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330. In addition, we are required to file electronic versions of these materials with the SEC through the SEC's EDGAR system. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered under this prospectus. This prospectus does not contain all of the information in the registration statement, parts of which we have omitted, as allowed under the rules and regulations of the SEC. You should refer to the registration statement for further information with respect to us and our securities. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement. Copies of the registration statement, including exhibits, may be inspected without charge at the SEC's principal office in Washington, D.C., and you may obtain copies from this office upon payment of the fees prescribed by the SEC.

        We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any and all of these filings and any information incorporated by reference in this prospectus (except exhibits, unless they are specifically incorporated by reference into this prospectus). You should direct any requests for copies to West Pharmaceutical Services, Inc., 101

Gordon Drive, Lionville, PA 19341, Attention: John R. Gailey III, Esq., (610) 594-2900. In addition, copies of such filings are available on our website at http://investor.westpharma.com.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to another document that we filed separately with the SEC. The information incorporated by reference is deemed part of this prospectus, except for any information superseded by information in this prospectus. You should read the information incorporated by reference because it is an important part of this prospectus. We have incorporated by reference into this prospectus the following documents or information filed with the SEC (Commission File No. 1-8036):

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the SEC on March 9, 2005;

  •
  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, filed with the SEC on May 10, 2005;

  •
  Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005, filed with the SEC on August 9, 2005;

  •
  Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005, filed with the SEC on November 4, 2005;

  •
  Quarterly Report on Form 10-Q/A filed for the fiscal quarter ended June 30, 2005, filed with the SEC on January 9, 2006;

  •
  Current Report on Form 8-K filed with the SEC on February 14, 2005;

  •
  Current Report on Form 8-K filed with the SEC on February 22, 2005;

  •
  Current Report on Form 8-K filed with the SEC on March 10, 2005;

  •
  Current Report on Form 8-K filed with the SEC on March 10, 2005;

  •
  Current Report on Form 8-K/A filed with the SEC on April 15, 2005;

  •
  Current Report on Form 8-K filed with the SEC on May 4, 2005;

  •
  Current Report on Form 8-K filed with the SEC on May 25, 2005;

  •
  Current Report on Form 8-K filed with the SEC on May 25, 2005;

  •
  Current Report on Form 8-K filed with the SEC on June 14, 2005;

  •
  Current Report on Form 8-K filed with the SEC on June 29, 2005;

  •
  Current Report on Form 8-K filed with the SEC on July 8, 2005;

  •
  Current Report on Form 8-K/A filed with the SEC on August 3, 2005;

  •
  Current Report on Form 8-K filed with the SEC on August 3, 2005;

  •
  Current Report on Form 8-K filed with the SEC on September 1, 2005;

  •
  Current Report on Form 8-K/A filed with the SEC on September 7, 2005;

  •
  Current Report on Form 8-K filed with the SEC on October 24, 2005;

  •
  Current Report on Form 8-K filed with the SEC on December 16, 2005;

  •
  Current Report on Form 8-K filed with the SEC on January 19, 2006;

  •
  Current Report on Form 8-K filed with the SEC on January 31, 2006;

  •
  Current Report on Form 8-K filed with the SEC on February 15, 2006

  •
  Definitive Proxy Statement filed with the SEC on March 24, 2005;

  •
  Description of our common stock set forth in our Registration Statement on Form 8-A filed with the SEC on October 17, 1980; and

  •
  All documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part until the offering of shares of common stock pursuant to this prospectus is complete (other than those portions of such documents described in paragraphs (i), (k), and (l) of Item 402 of Regulation S-K promulgated by the SEC).

        If you request, either orally or in writing, we will provide you with a copy of any or all documents which are incorporated by reference. We will provide such documents to you free of charge, but will not include any exhibits, unless those exhibits are incorporated by reference into the document. You should address written requests for documents to John R. Gailey III, Esq., Vice President, General Counsel and Secretary, West Pharmaceutical Services, Inc., 101 Gordon Drive, Lionville, Pennsylvania 19341, (610) 594-2900.

TRANSFER AGENT

        American Stock Transfer and Trust Company, Inc. serves as the transfer agent for our common stock. The phone number for American Stock Transfer and Trust Company, Inc. is (800) 937-5449.

PROSPECTUS

128,547 SHARES

WEST PHARMACEUTICAL SERVICES, INC.

COMMON STOCK

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The estimated expenses to be paid by the Registrant in connection with the distribution of the securities being registered, other than underwriting discounts and commissions, are as follows:

SEC Registration Fee	$403
Accounting Fees and Expenses	5,000
Legal Fees and Expenses	19,495
Miscellaneous Fees and Expenses	3,000
TOTAL	$27,898

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        We maintain a policy of insurance under which our respective directors and officers (as defined therein) are insured subject to specified exclusions and deductible and retention and maximum amounts against loss arising from any civil claim or claims which may be made against any of our directors or officers (as so defined) by reason of any breach of duty, neglect, error, misstatement, misleading statement, omission or act done or wrongfully attempted or alleged to have been done while acting in their respective capacities.

        The Pennsylvania Business Corporation Law and our amended and restated bylaws limit the monetary liability of our directors to us and to our shareholders and provide for indemnification of our officers and directors for liabilities and expenses that they may incur in such capacities.

        Article IV of the bylaws provides that we will indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of us or serving at our request as a director, officer, employee or agent of another entity. Such indemnification shall be against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement of such proceedings to the extent that such person has not otherwise been indemnified and the power to give such indemnification has been granted by statute. For this purpose, our board of directors has the power to buy and maintain insurance at our expense. Payment of expenses may be made to an indemnified person prior to the final disposition of an action. Upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by us.

        The Pennsylvania Business Corporation Law authorizes the indemnification set forth above if the actions of the person to be indemnified did not constitute self-dealing, willful misconduct or recklessness. The character of the conduct of the person to be indemnified shall be determined by members of the board not parties to such litigation, independent counsel or our shareholders. Our obligation to indemnify a director, officer, employee or agent under Article IV of the bylaws constitutes a contract between us and such person, and no modification or repeal of any provision of Article IV of the bylaws will affect, to the detriment of the director, officer, employee or agent, our obligations in connection with a claim based in any act or failure to act occurring before such modification or repeal.

ITEM 16.    EXHIBITS

Exhibit No.		Description
4	(a)*
Articles 5, 6, 8(c) and 9 of the Amended and Restated Articles of Incorporation of the Registrant incorporated by reference to Exhibit (3)(a) of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-8036).
4	(b)*	Article I and V of the Bylaws of the Registrant, as amended, incorporated by reference to Exhibit (3)(b) to the Registrant's Form 10-Q for the quarter ended September 30, 1998 (File No. 1-8036).
4	(c)*	Form of stock certificate for common stock incorporated by reference to Exhibit (4)(a) of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-8036).
4	(d)*	Registration Rights Agreement dated as of August 2, 2005 by and among the Registrant, Freddy Zinger and his designees identified therein
5	(a)*	Opinion of John R. Gailey III, Esq.
23	(a)	Consent of PricewaterhouseCoopers LLP
23	(b)	Consent of Henry and Horne, LLP
23	(c)*	Consent of John R. Gailey III, Esq. (included in Exhibit 5(a) above)
24	(a)*	Power of Attorney of Tenley E. Albright
24	(b)*	Power of Attorney of George W. Ebright
24	(c)*	Power of Attorney of L. Robert Johnson
24	(d)*	Power of Attorney of William H. Longfield
24	(e)*	Power of Attorney of John P. Neafsey
24	(f)*	Power of Attorney of Anthony Welters
24	(g)*	Power of Attorney of Geoffrey F. Worden
24	(h)*	Power of Attorney of Robert C. Young
24	(i)*	Power of Attorney of Patrick J. Zenner

*
Filed previously.

ITEM 17.    UNDERTAKINGS

(a)
The undersigned registrant hereby undertakes:

          1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    i.
    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    ii.
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    iii.
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          2.     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lionville, Township of Uwchlan, Commonwealth of Pennsylvania, on February 16, 2006.

WEST PHARMACEUTICAL SERVICES, INC.
By:	/s/ JOHN R. GAILEY III John R. Gailey III Vice President, General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on February 16, 2006.

SIGNATURE	TITLE
/s/ DONALD E. MOREL, JR. Donald E. Morel, Jr.	Chairman of the Board and Chief Executive Officer (principal executive officer)
/s/ WILLIAM J. FEDERICI William J. Federici	Vice President and Chief Financial Officer (principal financial officer)
/s/ JOSEPH E. ABBOTT Joseph E. Abbott	Vice President and Corporate Controller (principal accounting officer)
*	Director
Tenley E. Albright
*	Director
George W. Ebright
*	Director
L. Robert Johnson
*	Director
William H. Longfield
*	Director
John P. Neafsey
*	Director
Anthony Welters
*	Director
Geoffrey F. Worden
*	Director
Robert C. Young
*	Director
Patrick J. Zenner
*/s/ JOHN R. GAILEY III. John R. Gailey III Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.		Description
4	(a)*
Articles 5, 6, 8(c) and 9 of the Amended and Restated Articles of Incorporation of the Registrant incorporated by reference to Exhibit (3)(a) of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-8036).
4	(b)*	Article I and V of the Bylaws of the Registrant, as amended, incorporated by reference to Exhibit (3)(b) to the Registrant's Form 10-Q for the quarter ended September 30, 1998 (File No. 1-8036).
4	(c)*	Form of stock certificate for common stock incorporated by reference to Exhibit (4)(a) of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-8036).
4	(d)*	Registration Rights Agreement dated as of August 2, 2005 by and among the Registrant, Freddy Zinger and his designees identified therein
5	(a)*	Opinion of John R. Gailey III, Esq.
23	(a)	Consent of PricewaterhouseCoopers LLP
23	(b)	Consent of Henry and Horne, LLP
23	(c)*	Consent of John R. Gailey III, Esq. (included in Exhibit 5(a) above)
24	(a)*	Power of Attorney of Tenley E. Albright
24	(b)*	Power of Attorney of George W. Ebright
24	(c)*	Power of Attorney of L. Robert Johnson
24	(d)*	Power of Attorney of William H. Longfield
24	(e)*	Power of Attorney of John P. Neafsey
24	(f)*	Power of Attorney of Anthony Welters
24	(g)*	Power of Attorney of Geoffrey F. Worden
24	(h)*	Power of Attorney of Robert C. Young
24	(i)*	Power of Attorney of Patrick J. Zenner

*
Filed prevously.

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TABLE OF CONTENTS
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
WHO WE ARE
RISK FACTORS
USE OF PROCEEDS
SELLING SHAREHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
TRANSFER AGENT
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
  ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  ITEM 16. EXHIBITS
  ITEM 17. UNDERTAKINGS
SIGNATURES